EXHIBIT 99.1


          ONESOURCE TECHNOLOGIES CEO MICHAEL L. HIRSCHEY PASSED AWAY


NEWS RELEASE
                                                For Further Information Contact:
                                                                Laurence M. Luke
                                                               Managing Director
                                                                  1-800-279-0859


                                                        Rudy R. Miller, Chairman
FOR IMMEDIATE RELEASE                                           The Miller Group
---------------------
                                              Investor Relations for the Company
                                                                  1-800-655-5540
                                                         OSRC@themillergroup.net


           ONESOURCE TECHNOLOGIES CEO MICHAEL L. HIRSCHEY PASSED AWAY

SCOTTSDALE, ARIZONA, July 20, 2005 - OneSource Technologies, Inc. (OTCBB: OSRC), is deeply saddened to report that Michael L. Hirschey, Chief Executive Officer, passed away on July 14, 2005 after a short illness. As previously reported in June 2005, Mr. Hirschey was critically ill and his prognosis at the time was uncertain. Mr. Hirschey will be missed by those that had the privilege to work with him at OneSource and by those that have known him throughout his life as an energetic entrepreneur. He was the founder and chief executive officer of Partners Resource Management, a Scottsdale-based management and consulting firm that provided strategic, operational and financial support in times of transition for numerous companies throughout Arizona and the Southwestern US.

"We extend our most sincere condolences to the family of Michael Hirschey," stated Donald E. McIntyre, chairman of the board. "Michael was a tremendous entrepreneur but will be best remembered for his tremendous heart. His great love and generosity will always be his defining qualities.

"In the absence of Mr. Hirschey, Laurence M. Luke was appointed Managing Director of the company on the announcement of the critical state of Michael's illness. Larry and the management team headed by Steve White, Executive Vice President and Chief Operating Officer, and our entire staff have taken charge of operations to ensure our customer service continues to meet the high standards set by Michael," added McIntyre.

Mr. Luke is the Managing Partner of Salt River Capital Group, LLC, a private equity firm in Scottsdale, Arizona and currently holds majority interest in three Arizona businesses. He has extensive experience from his various investments in a wide variety of business enterprises. As an entrepreneur he has owned and operated several businesses in the manufacturing sector, principally in the automotive supply chain. During his career as a practicing attorney he led or participated in over 100 merger and acquisition transactions. He has served as a board member for multiple public and private companies that includes his community service as a board member of the Leukemia & Lymphoma Society. Mr. Luke is a graduate of Wayne State University where he received his Business Administration degree and his Juris Doctor degree.



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OneSource is engaged in two closely related and complementary lines of technology industry services and products: i) equipment maintenance services; and ii) value added equipment supply sales. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single-source for all general office, computer and peripheral and industry specific equipment technology maintenance, installation and supply products. The Company is also a single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry. OneSource is the only company in the country that supports new and used transaction processing hardware from all the major manufacturers, e.g., Banctec-(R), IBM(R), NCR(R), Unisys(R), Fujitsu, Sheartech, CheckTech and a division dedicated to IBM(R) 3890 support.

                    Visit our website at: www.1sourcetech.com


         Certain statements in this release may be "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the Company's ability to transition to a new management team while maintaining historical levels of customer service.


         Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.


         Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.





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